Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-240975, 333-107063, and 333-121630) on Form S-3 and (Nos. 333-00584, 333-42309, 333-42303, 333-69995, 333-108193, 333-120585, 333-161371, 333-186915, 333-186916, 333-211816 and 333-256832) on Form S-8 of our reports dated February 25, 2022, with respect to the consolidated financial statements and financial statement schedule III of The Macerich Company and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Los Angeles, California
February 25, 2022